UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2017

ATHENE HOLDING LTD.
(Exact name of registrant as specified in its charter)

	Bermuda	001-37963	98-0630022
	(State or other jurisdiction of	(Commission	(I.R.S. Employer
	incorporation or organization)	file number)	Identification Number)

96 Pitts Bay Road
Pembroke, HM08, Bermuda
(Address of principal executive offices and zip code)

(441) 279-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.
On March 15, 2017, Athene Holding Ltd. (“Athene” and together with its subsidiaries, the “Company”) issued a press release announcing, among other things, an agreement with subsidiaries of Apollo Global Management, LLC (with its subsidiaries, “Apollo”) to amend certain fee arrangements they have in place relating to investment management fees and sub-advisory fees that are paid by the Company to Apollo.
More specifically, in the context of supporting prudent growth in today’s low interest rate environment, the Company and Apollo have agreed on a new fee framework that results in a lower level of fees for the Company as it scales, while at the same time incentivizing Apollo to make long-term investments in its capabilities and infrastructure to support the Company’s growth. Athene and Apollo have agreed to enter into a revised fee agreement, which provides for, among other things, a fee of 0.30% per year (reduced from 0.40% per year) on all assets that Apollo manages in accounts owned by the Company in the U.S. and Bermuda or in accounts supporting reinsurance ceded to U.S. and Bermuda subsidiaries by the Company by third-party insurers (the “North American Accounts”) in excess of $65.846 billion (the level of assets in the North American Accounts as of December 31, 2016). The fee to be paid by the Company to Apollo on the first $65.846 billion of assets in the North American Accounts remains 0.40% per year, subject to certain discounts and exceptions.
In addition, to incentivize Apollo to invest in capabilities to continue to source attractive assets for the Company in today’s low-rate environment, the Company and Apollo have also agreed to amend the sub-advisory agreements they have in place, whereby, with limited exceptions, Apollo will earn 0.40% per annum on all assets in the North American Accounts explicitly sub-advised by Apollo up to $10 billion, 0.35% per annum on all assets in such accounts explicitly sub-advised by Apollo in excess of $10 billion up to $12.7 billion (the level of sub-advised assets in the North American Accounts at December 31, 2016), 0.40% per annum on all assets in such accounts explicitly sub-advised by Apollo in excess of $12.7 billion up to $16 billion and 0.35% per annum on all assets in such accounts explicitly sub-advised by Apollo in excess of $16 billion.
The amendments to the investment management fees and sub-advisory fees referred to herein are subject to the approval by Athene’s shareholders at its 2017 annual general meeting of shareholders of certain amendments to Athene’s bye-laws relating to the term and termination of the investment management agreements between the Company and Apollo. However, upon such shareholder approval, the amendments to the investment management fees and sub-advisory fees referred to herein will be effective retroactive to January 1, 2017. The proposed bye-law amendments provide that Athene may not, and will cause its subsidiaries not to, terminate any investment management agreement or advisory agreement among the Company, on the one hand, and Apollo, on the other hand, before October 31, 2018 (or any annual anniversary thereafter) (each such date, an “IMA Termination Election Date”) and any termination thereafter requires the approval of two-thirds of Athene’s Independent Directors (as defined in the bye-laws) and written notice to Apollo of such termination at least 30 days’ prior to an IMA Termination Election Date. If the Independent Directors make such election and such notice is timely delivered, the termination will be effective on the second anniversary of the applicable IMA Termination Election Date (an “IMA Termination Effective Date”). Notwithstanding the foregoing, under the proposed bye-law amendments (A) the Independent Directors may only elect to terminate an investment management agreement or advisory agreement on an IMA Termination Election Date if two-thirds of the Independent Directors determine in their sole discretion acting in good faith that either (i) there has been unsatisfactory long-term performance materially detrimental to Athene by Apollo or (ii) the fees being charged by Apollo are unfair and excessive compared to a comparable asset manager (provided, that in either case such Independent Directors must deliver notice of any such determination to Apollo and Apollo shall have until the applicable IMA Termination Effective Date to address such concerns, and provided, further, that in the case of such a determination that the fees being charged by Apollo are unfair and excessive, Apollo has the right to lower its fees to match the fees of such comparable asset manager) and (B) upon the determination by two-thirds of the Independent Directors, the Company may also terminate an investment management agreement or advisory agreement with Apollo as a result of either (i) a material violation of law relating to Apollo’s advisory business, or (ii) Apollo’s gross negligence, willful misconduct or reckless disregard of its obligations under the relevant agreement, and in either case the delivery at least 30 days’ prior written notice to Apollo of such termination and such termination will be effective at the end of such 30-day period. For purposes of these provisions of the bye-laws (as amended pursuant to such proposed amendment), an “Independent Director” cannot be (x) an officer or employee of the Company or (y) an officer or employee of (1) any member of the Apollo Group described in clauses (i) through (iv) of the definition of “Apollo Group” as set forth in the bye-laws or (2) Apollo (excluding any subsidiary of the Company that constitutes any portfolio company (or investment) of (A) an investment fund or other investment vehicle whose general partner, managing member or similar governing person is owned, directly or indirectly, by Apollo or (B) a managed account agreement (or similar arrangement) whereby Apollo serves as general partner, managing member or in a similar governing position).
The information under this Item 8.01 is deemed “furnished” and not “filed” under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
The information in this Current Report on Form 8-K may contain forward looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in, or implied by, such statements. These statements are based on the beliefs and assumptions of the Company’s management and the management of the Company’s subsidiaries. Generally, forward-looking statements include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. Factors that could cause actual results, events and developments to differ include, without limitation: the accuracy of the Company’s assumptions and estimates; the Company’s ability to maintain or improve financial strength ratings; the Company’s ability to manage its business in a highly regulated industry; regulatory changes or actions; the impact of the Company’s reinsurers failing to meet their assumed obligations; the impact of interest rate fluctuations; changes in the federal income tax laws and regulations; litigation (including class action litigation), enforcement investigations or regulatory scrutiny; the performance of third parties; the loss of key personnel; telecommunication, information technology and other operational systems failures; the continued availability of capital; new accounting rules or changes to existing accounting rules; general economic conditions; the Company’s ability to protect our intellectual property; the ability to maintain or obtain approval of the Delaware Department of Insurance, the Iowa Insurance Division and other regulatory authorities as required for the Company’s operations; and other factors discussed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including but not limited to those described under the section entitled “Risk Factors” in the Company’s Registration Statement on Form S-1, as amended (File No. 333-211243), as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATHENE HOLDING LTD.

Date: March 15, 2017	/s/ Martin P. Klein
Martin P. Klein
Executive Vice President and Chief Financial Officer